Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axos Financial, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No.333-223434) and Forms S-8 (No.333-199691 and 333-124702) of Axos Financial, Inc. of our reports dated August 27, 2019, relating to the consolidated financial statements, and the effectiveness of Axos Financial, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Diego, California

August 27, 2019